UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2010

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 18, 2010, Silicon Valley Bank, the banking subsidiary of SVB Financial Group, signed an agreement to form a joint venture bank in China with Shanghai Pudong Development Bank Co., Ltd. The agreement is subject to the approval of Chinese and U.S. regulatory authorities. If approved on the terms contemplated by the parties, Silicon Valley Bank will make a capital contribution of up to 500M Chinese RMB (approximately US$75M at current exchange rates) and will own up to 50 percent of the joint venture.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by the use of words such as “becoming,” “may,” “will, “ “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. In this report, management makes forward-looking statements about our intention to form a joint venture bank in China and the terms of such arrangement. Although management believes that the expectations reflected in our forward-looking statements are reasonable and has based these expectations on our beliefs and assumptions, such expectations may prove to be incorrect. Actual results may differ. Factors that could cause actual results to differ include, without limitation: (i) the failure to obtain all necessary regulatory approvals; or (ii) challenges in finalizing the final terms of the joint venture bank arrangement. For information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to our most recently-filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and Annual Report on Form 10-K for the year ended December 31, 2009. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this report are made only as of the date of this report. We do not intend, and undertake no obligation, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2010	SVB FINANCIAL GROUP

	By:	/S/ MICHAEL DESCHENEAUX
	Name:	Michael Descheneaux
	Title:	Chief Financial Officer